SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (date of earliest event reported)

May 18, 2004

Halliburton Company
(Exact name of registrant as specified in its charter)

State or other Jurisdiction of incorporation	Commission File Number	IRS Employer Identification Number

Delaware	1-3492	No. 75-2677995

1401 McKinney, Suite 2400
Houston, Texas 77010
(Address of principal executive offices)

Registrant's telephone number,
including area code – 713-759-2600

INFORMATION TO BE INCLUDED IN REPORT

Item 5.    Other Events.

As announced on May 17, 2004, the Defense Contract Audit Agency (DCAA) has recommended the suspension, pending further review, of $159.5 million of KBR’s billings for dining facility costs in Iraq.

Item 9.    Regulation FD Disclosure.

On May 18, 2004 registrant issued a press release entitled “Halliburton Continues to Work With Government to Resolve Billing Issues.”

The text of the press release is as follows:

HALLIBURTON CONTINUES TO WORK WITH GOVERNMENT TO RESOLVE BILLING ISSUES

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that its KBR subsidiary would like to set the record straight regarding misleading and inaccurate reports on billing issues related to dining facilities in Iraq and Kuwait. KBR is working with the U.S. Army Field Support Command (AFSC) to resolve outstanding issues regarding invoices submitted by KBR’s dining facility subcontractors in Iraq and Kuwait. At this time, no final decision has been made.

As announced on May 17, 2004, the Defense Contract Audit Agency (DCAA) has recommended the suspension, pending further review, of $159.5 million of KBR’s billings for dining facility costs in Iraq. This is a reduction in the amount of dining facilities costs that had previously been suspended of $177 million. This previous amount included $35.8 million of costs suspended by DCAA, plus $140.7 million of dining facilities billings that were voluntarily deferred by KBR. After a thorough review, KBR concluded that the entire $140.7 million of dining facility costs was fully justified, and this amount was included in a billing at the end of April under KBR’s LOGCAP III project.

Although the DCAA’s action in recommending the suspense of the $159.5 million was not unexpected based on the DCAA’s prior actions, KBR is disappointed that the DCAA continues to ignore the fact that KBR is contractually required to feed and support a minimum level of troops. It is necessary for KBR to contract based on a minimum number of troops so that the dining facility can be sized and equipped accordingly, and this is the basis for the subcontractor billings to KBR which KBR in turn bills to the military. At times this contractual minimum has been greater than the actual recorded headcount for meals at the dining facilities. In working with the DCAA, KBR prepared an analysis of the difference between how many people entered the dining facilities and the amount KBR billed to the government under the terms of the contract, yielding a 19.4% difference. KBR did this analysis to support DCAA while clearly stating that this basis of calculation, while interesting, was not the basis for the subcontracts nor the basis for billings to the government. The DCAA has apparently used this 19.4% difference to calculate the $159.5 million in its recommended suspension of dining facility cost. The DCAA audit opinion is preliminary and only a recommendation. KBR strongly believes DCAA’s view is not supported by the contract. The ultimate decision regarding the payment of these costs will be made by KBR’s customer, the Army Material Command (AMC).

KBR believes that it will ultimately be reimbursed for these costs because its contractual position is strong.  KBR’s actions were consistent with its prime contract with the AMC, and KBR continues to work with its customer to achieve resolution on this issue.  If these costs are not paid by the Government, KBR will withhold payment from subcontractors.  KBR does not believe this will have a significant or sustained impact on its liquidity.

KBR has a contract with the government in which it is required to provide a turn-key, fully operational and independent, quality dining facility for a minimum number of Government personnel in a war zone.  In fact, the Army required KBR to provide 27 of these facilities throughout Iraq to support over 120,000 troops – in less than 3 weeks.

“KBR has been working with AFSC to develop a standardized process for resolution of issues which arise throughout the contract.  We believe that our efforts to establish these types of check and balance review processes early on in the program are just a part of the way the military and private contractors will be working together in the future," said Randy Harl, KBR president and CEO.

“KBR is committed to continuing to work cooperatively with the Army to resolve this issue,” said Harl.  “In general, we have found that the subcontractors are properly billing on the basis provided in the subcontracts, and in a manner than conforms to the LOGCAP prime contract.  We are operating in a remote, hostile and ever-changing environment in Iraq.  In such an environment, there are bound to be challenges.  However, what is most important here is that the soldiers are being fed well. Any issues related to billings will not only be resolved quickly and responsibly, but also resolved in such a way that it will not affect any services provided to our soldiers.”

KBR employees have had a significant and positive impact on the quality of life for troops and are risking their lives everyday.  Civilian contractors work side-by-side with the military and Iraqi people. KBR’s work is difficult and in a dangerous environment, and Halliburton and its subcontractors have lost 35 personnel while performing services under our contracts in the Kuwait-Iraq region.

Halliburton, founded in 1919, is one of the world’s largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company’s World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of being unable to complete the proposed settlement of asbestos and silica liabilities, the risks of having material subsidiaries in Chapter 11 proceedings, the risks of audits and investigations of the company by domestic and foreign government agencies and legislative bodies, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K/A for the year ended December 31, 2003 and Form 10-Q for the quarter ended March 31, 2004 for a more complete discussion of such risk factors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 20, 2004	By:	/s/ Margaret E. Carriere

Margaret E. Carriere
Vice President and Secretary